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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 17, 1998, on our audits of the consolidated financial statements of Pharmacia & Upjohn, Inc. and its Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Independent Public Accountants" and "Summary Consolidated Financial Data".

                                          PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
January 4, 1999